Exhibit 10.3

EXECUTION VERSION

JCP BDC SPV SALE AGREEMENT

between

JCP BDC SPV I LLC,

as Seller

and

JEFFERIES CREDIT PARTNERS BDC CLO II LTD.

as Purchaser

Dated as of April 2, 2026

ARTICLE I DEFINITIONS
SECTION 1.1	Definitions	1
SECTION 1.2	Other Terms	2
SECTION 1.3	Computation of Time Periods	3
SECTION 1.4	Interpretation	3
ARTICLE II CONVEYANCES OF TRANSFERRED ASSETS
SECTION 2.1	Conveyance	3
SECTION 2.2	[Intentionally Omitted]	4
SECTION 2.3	Indemnification	5
SECTION 2.4	Administrative Convenience	5
ARTICLE III CONSIDERATION AND PAYMENT; REPORTING
SECTION 3.1	Purchase Price	7
SECTION 3.2	Purchase Date; Payment of Purchase Price	7
ARTICLE IV REPRESENTATIONS AND WARRANTIES
SECTION 4.1	Seller's Representations and Warranties	7
SECTION 4.2	Survival of Representations and Warranties by the Seller; Notice of Breach	9
ARTICLE V COVENANTS
SECTION 5.1	Protection of Title of the Purchaser	10
SECTION 5.2	Covenants of the Seller	10
ARTICLE VI CONDITIONS PRECEDENT
ARTICLE VII ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF THE TRANSFERRED ASSETS

- i -

- ii -

This JCP BDC SPV SALE AGREEMENT, is dated and effective as of April 2, 2026 (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), between JCP BDC SPV I LLC, a Delaware limited liability company (the "Seller"), and (ii) Jefferies Credit Partners BDC CLO II Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, as purchaser (in such capacity, the "Purchaser").

W I T N E S S E T H:

WHEREAS, on the date hereof, the Seller will sell, participate, transfer, assign and otherwise convey, to the Purchaser, without recourse except to the extent specifically provided herein, and the Purchaser will on the date hereof, purchase all right, title and interest of the Seller (whether now owned or hereafter acquired or arising, and wherever located) in and to the Loans (as defined below) mutually agreed by the Seller and the Purchaser; and

WHEREAS, it is the Seller's and the Purchaser's intention that the conveyance of the Transferred Assets (as defined below) under each assignment agreement and this Agreement is a "true sale" (or, in the case of a Participation, a "true participation") for all purposes, such that, upon payment of the purchase price therefor, the Transferred Assets will constitute property of the Purchaser from and after the Purchase Date;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the Indenture, dated as of April 2, 2026 (as amended, supplemented or otherwise modified and in effect from time to time, the "Indenture"), by and among the Purchaser, as Issuer, Jefferies Credit Partners BDC CLO II LLC, as the co-issuer and U.S. Bank Trust Company, National Association, as Trustee (in such capacity, the "Trustee").

"Agreement" has the meaning set forth in the preamble hereto.

"Assignment and Assumption Agreement" means with respect to any Loan, an assignment and acceptance, assignment and assumption or other assignment agreement in a form required or permitted under the applicable Underlying Instrument for the purpose of assigning such Loan from an existing lender to an assignee of such lender.

"Convey" means to sell, participate, transfer, assign or otherwise convey assets hereunder.

"Conveyance" has the meaning set forth in Section 2.1(a).

"Excluded Amounts" means, with respect to the Loans, (i) any amount that is attributable to the reimbursement of payment by or on behalf of the Seller of any taxes, fee or other charge imposed by any governmental authority on any Loan, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the Seller, (iii) any escrows relating to Taxes, insurance and other amounts in connection with Loans which are held in an escrow account for the benefit of the obligor and the secured party pursuant to escrow arrangements under the related underlying instruments, (iv) to the extent paid using amounts other than proceeds of the Loans and proceeds of Loans, as applicable, any amount paid in respect of reimbursement for expenses owed in respect of any Loan pursuant to the related underlying instrument or (v) any amount paid to the Purchaser in error.

"Indemnified Amounts" has the meaning in Section 2.3.

"Indemnified Party" has the meaning set forth in Section 2.3.

"Indorsement" has the meaning specified in Section 8-102(a)(11) of the UCC, and "Indorsed" has a corresponding meaning.

"Loan" has the meaning set forth in Section 2.1(a).

"Purchase" has the meaning set forth in Section 3.2(a).

"Purchase Date" means April 2, 2026.

"Purchase Price" has the meaning set forth in Section 3.1.

"Purchaser" has the meaning set forth in the preamble hereto.

"Schedule of Loans" has the meaning set forth in Section 2.1(a).

"Seller" has the meaning set forth in the preamble hereto.

"Transferred Assets" means, collectively, the Loans and related security Conveyed by the Seller to the Purchaser hereunder, including with respect to each such asset, the related security; provided that the foregoing will exclude the Excluded Amounts.

"Trustee" has the meaning set forth in the preamble hereto.

SECTION 1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the Uniform Commercial Code ("UCC"), and not specifically defined herein, are used herein as defined in such Article 9. The term "including" when used in this Agreement means "including without limitation."

SECTION 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date,the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

SECTION 1.4 Interpretation.

(a)
Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement or any other certificate, report or other document made or delivered pursuant hereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.
(b)
The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the term "including" means "including without limitation," and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.
(c)
Unless otherwise specified, each reference to any applicable law means such applicable law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any applicable law means that provision of such applicable law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.
(d)
For purposes of this Agreement, references to any party hereto includes its successors and permitted assigns.

ARTICLE II

CONVEYANCES OF TRANSFERRED ASSETS

SECTION 2.1 Conveyance.

(a)
On the terms and subject to the conditions set forth in this Agreement, the Seller hereby (i) Conveys to the Purchaser, without recourse except to the extent specifically provided herein, on the Purchase Date, and the Purchaser hereby purchases from the Seller on the Purchase Date (the "Conveyance"), all of the Seller's right, title and interest in and to each term loan and delayed draw term loan commitment (including any delayed draw term loan that is funded after the date hereof and prior to the Purchase Date) (collectively, each a "Loan") listed opposite the Seller's name on Schedule A to this Agreement (the "Schedule of Loans"), together with all other related security and all proceeds of the foregoing and (ii) agrees to transfer, or cause to be transferred, to the Purchaser all collections received by the Seller on account of any of such Transferred Assets on and after the Purchase Date within two Business Days of the receipt and identification by the Seller thereof. The Seller hereby acknowledges that, except as expressly provided herein, the Conveyance is absolute and irrevocable, without reservation or retention of any interest whatsoever by the Seller.

(b)
On and after the Purchase Date hereunder, the Purchaser shall own the Transferred Assets Conveyed by the Seller to the Purchaser on such Purchase Date free and clear of any lien in favor of any person or entity, and the Seller shall not claim any ownership interest in such Transferred Assets.
(c)
It is the express intent of the Seller and the Purchaser that the Conveyance of Transferred Assets by the Seller to the Purchaser pursuant to this Agreement be construed as an absolute sale and/or participation of such Transferred Assets by the Seller to the Purchaser providing the Purchaser with the full risks and benefits of ownership of the Transferred Assets. Further, it is not the intention of the Seller or the Purchaser that the Conveyance be deemed a grant of a security interest in the Transferred Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller.
(d)
The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Transferred Assets to secure a debt or other obligation, such security interest would be deemed to be a first priority perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement. The Seller represents and warrants that the Transferred Assets being transferred by the Seller are being transferred with the intention of removing them from the Seller's estate pursuant to Section 541 of the Bankruptcy Code. The Purchaser assumes all risk relating to nonpayment or failure by the obligors to make any distributions owed by them under the Transferred Assets. Except with respect to the representations, warranties and covenants expressly stated in this Agreement, the Seller assigns each Transferred Asset "as is," and makes no covenants, representations or warranties regarding the Transferred Assets.
(e)
In connection with the purchase by the Purchaser of each Transferred Asset as contemplated by this Agreement, the Seller agrees that it shall, at its own expense, indicate clearly and unambiguously in its computer files on or prior to the Purchase Date, and its financial statements, that such Transferred Asset has been acquired by the Purchaser in accordance with this Agreement.

SECTION 2.2 Assignment and Assumption Agreements. It is the intention of the parties that this Agreement shall supplement each Assignment and Assumption Agreement required to be executed under any Underlying Instrument relating to the Transferred Assets, and that whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under each applicable Underlying Instrument and without replacing or superseding such Assignment and Assumption Agreement. However, to the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Assignment and Assumption Agreement, on the other hand, such Assignment and Assumption Agreement shall control and prevail to the extent any such conflict or inconsistency would invalidate the sale, transfer and assignment contemplated thereby, without invalidating the remainder of such provision of this Agreement or the remaining provisions of this Agreement, and to the extent any provision of this Agreement would conflict with the Underlying Instrument applicable to any Transferred Assets in a manner that would invalidate the sale, transfer and assignment contemplated hereby, such Underlying Instrument shall be controlling as to such provision without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 2.3 Indemnification.

(a)
Without limiting any other rights which any such Person may have hereunder or under applicable law, the Seller agrees to indemnify the Purchaser and its successors, transferees, and assigns, and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, taxes, claims, liabilities and related reasonable and documented out-of-pocket costs and expenses, including reasonable and documented attorneys' fees and disbursements (all of the foregoing being collectively called "Indemnified Amounts") awarded against or incurred by any of them arising out of any breach by the Seller of any of its obligations hereunder or arising as a result of the failure of any representation and warranty of the Seller herein to be true and correct on the date such representation or warranty was made, excluding, however, (a) Indemnified Amounts in respect of any Transferred Asset due to creditworthiness of the related obligor, (b) Indemnified Amounts payable to an Indemnified Party to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party or its agent or subcontractor and (c) non-payment by any obligor of an amount due and payable with respect to a Transferred Asset.

SECTION 2.4 Administrative Convenience. The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, the Seller may direct that a Loan be titled directly into the name of the Purchaser, and/or that any document or assignment agreement (or, in the case of any original promissory note, any chain of Indorsement) required to be executed and delivered in connection with (a) the acquisition of a Loan as a lender at the closing thereof may be executed and delivered directly by the Purchaser at the direction of the Seller or (b) the transfer of a Loan may reflect that the Seller (or any affiliate thereof or any third party from whom the Seller may purchase a Loan) is assigning such Loan directly to the Purchaser. Nothing in any such document or assignment agreement (or, in the case of any original promissory note, nothing in such chain of Indorsement) shall be deemed to impair the transfers of the related Loan by the Seller to the Purchaser in accordance with the terms of this Agreement. The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, any transfer document or assignment agreement required to be executed and delivered in connection with the transfer of a Transferred Asset may reflect that (i) the Seller (or any affiliate or third party from whom the Seller or the applicable affiliate may purchase such Transferred Asset) is assigning such Transferred Asset directly to the Purchaser or (ii) the Purchaser is acquiring such Transferred Asset at the closing of such Transferred Asset.

SECTION 2.5 Actions Pending Completion of Conveyance.

(a)
Pending the receipt of any required consents to, and the effectiveness of, the sale of any Loans from the Seller to the Purchaser on the date hereof in accordance with the applicable underlying instrument, the Seller hereby sells to the Purchaser a 100% participation in such Loan and its related right, title and interest (each, a "Participation"). The Participations will not include any rights that are not permitted to be participated pursuant to the terms of the underlying instruments or would violate applicable law. Such sale of the Participations shall be without recourse to the Seller (including with regard to collectability), and shall constitute an absolute sale of each such Participation. Each of the Participations has the following characteristics:
(i)
the Participation represents an undivided participating interest in 100% of the underlying Loan and its proceeds (including the Proceeds);
(ii)
the Seller does not provide any guaranty of payments to the Purchaser or other form of recourse (except as otherwise expressly provided in the representations and warranties set forth in Article IV) or credit support;
(iii)
the Participation represents a pass through of all of the payments made on the Loan (including the Proceeds) and will last for the same length of time as such Loan except that each Participation will terminate automatically upon the settlement of the assignment of the underlying right, title and interest of the related Loan from the Seller to the Purchaser; and
(iv)
the Seller holds title in such participated Loans for the benefit of the Purchaser and shall exercise the same care in the administration of the participated Loans as it would exercise for loans held for its own account, and, with respect to any Loans represented by a promissory note, the Seller acknowledges that it holds such promissory note solely on behalf of and for the benefit of the Trustee as a result of the Purchaser's grant of a security interest in its interest in such Loan pursuant to the Indenture.
(b)
Each party hereto shall use commercially reasonable efforts to, as soon as reasonably practicable after the Purchase Date cause the Purchaser to become a lender under the underlying instrument with respect to the Seller's interest in each Transferred Asset and take such action as shall be mutually agreeable in connection therewith and in accordance with the terms and conditions of the underlying instrument and consistent with the terms of this Agreement.
(c)
Pending completion of the assignment of the Seller's interest in each Transferred Asset in accordance with the applicable underlying instruments, to the extent feasible under the applicable law, the Seller shall comply with any written instructions provided to the Seller by or on behalf of the Purchaser with respect to voting rights to be exercised by holders of such Transferred Assets and shall refrain from taking any action with respect to the participated Transferred Assets other than as instructed by the Purchaser, other than with respect to any voting rights that are not permitted to be participated pursuant to the terms of the applicable underlying instrument (and such restrictions, requirements or prohibitions are hereby incorporated by reference as if set forth herein).

ARTICLE III

CONSIDERATION AND PAYMENT

SECTION 3.1 Purchase Price. The purchase price for each Transferred Asset Conveyed on the Purchase Date shall be an amount equal to the fair market value of the Transferred Asset as of the trade date of the Issuer's related purchase commitment (determined in the sole discretion of the Portfolio Manager in accordance with its applicable policies and procedures as well as applicable law) (the "Purchase Price"), as set forth on Schedule A for each Transferred Asset.

SECTION 3.2 Purchase Date; Payment of Purchase Price.

(a)
The consummation of the purchase and sale of the Transferred Assets and the other transactions contemplated by this Agreement (the "Purchase") shall take place on the Purchase Date.
(b)
The Purchase Price for the Transferred Assets Conveyed from the Seller to the Purchaser shall be paid in cash in immediately available funds.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Seller's Representations and Warranties. The Seller represents and warrants, to the Purchaser as of the Purchase Date:

(a)
Due Organization; Power and Authority. The Seller is a limited liability company, duly organized and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement.
(b)
Due Qualification and Good Standing. The Seller is in good standing in the state of Delaware. The Seller is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement and its organizational documents, requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect with respect to the Seller.
(c)
Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Seller of, and the performance of its obligations hereunder are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)
Non-Contravention. None of the execution and delivery by the Seller of this Agreement, the consummation of the transactions herein contemplated, or compliance by it with the terms, conditions and provisions hereof, will (i) conflict with, or result in a breach or violation of, or constitute a default under its organizational documents, (ii) conflict with or contravene (A) any applicable law or (B) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, constitute a default under, or permit the acceleration of any obligation or liability in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates), except in the case of clause (ii) or (iii) above, where such conflicts, breaches, violations or defaults would not reasonably be expected to have a material adverse effect with respect to the Seller. Governmental Authorizations; Private Authorizations; Governmental Filings. The Seller has obtained, maintained and kept in full force and effect all authorizations and consents which are necessary for it to properly carry out its business, except where the failure to do so would not reasonably be expected to have a material adverse effect with respect to the Seller, and made all material filings with any governmental entity necessary for the execution and delivery by it of this Agreement, and the performance by the Seller of its obligations under this Agreement, and no material authorization, consent or filing which has not been obtained or made is required to be obtained or made by it in connection with the execution and delivery by it of this Agreement or the performance of its obligations under this Agreement. Taxes. The Seller has filed all U.S. federal income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all U.S. federal income taxes and all other material taxes shown to be due and payable on such returns, if any, or pursuant to any assessment received by the Seller other than any such taxes, assessments or charges that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established. No tax lien has been filed and is effective against any of the Transferred Assets.
(g)
Compliance with Laws, Etc. The Seller has duly observed and complied in all material respects with all applicable laws relating to the conduct of its business and its assets, except where the failure to so observe or comply would not reasonably be expected to have a material adverse effect with respect to the Seller. The Seller has preserved and kept in full force and effect its legal existence. The Seller has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so would not reasonably be expected to result in a material adverse effect with respect to the Seller.
(h)
Place of Business. The principal place of business and chief executive office of the Seller, and the offices where the Seller keeps all its records, are located at its address specified in Section 8.3 (as such location may be changed by written notice to the Purchaser in accordance with this Agreement). As of the Purchase Date there are not, and during the past four months (or such shorter time as the Seller has been in existence) there have not been, any other locations where the Seller is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located).
(i)
Fair Consideration; No Avoidance for Loan Payments. With respect to each Loan Conveyed hereunder, the Seller Conveyed such Loan to the Purchaser in exchange for the Purchase Price, made in accordance with the provisions of this Agreement, in an amount which constitutes fair consideration and reasonably equivalent value. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and, accordingly, no such sale is or may be voidable or subject to avoidance under Title 11 of the Bankruptcy Code and the rules and regulations thereunder. In addition, no such Conveyance has been made with the intent to hinder or delay payment to or defraud any creditor of the Seller.
(j)
Adequate Capitalization; No Insolvency. The Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement. The Seller is adequately capitalized for its business as proposed to be conducted in the foreseeable future and does not expect the commencement of any insolvency, bankruptcy or similar proceedings or the appointment of a receiver, liquidator or similar official in respect of its assets.
(k)
True Sale. Each Loan Conveyed by the Seller hereunder is intended to be conveyed by the Seller to the Purchaser as a "true sale" (or, in the case of a Participation, a "true participation").
(l)
Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any "bulk sales" act or similar law by the Seller.
(m)
No Proceedings. There are no proceedings or investigations pending or, to the actual knowledge of the Seller, threatened against it, before any governmental authority having jurisdiction over it or its properties seeking any determination or ruling that would reasonably be expected to have a material adverse effect with respect to the Seller.
(n)
Transferred Assets. As of the Purchase Date, Schedule A is an accurate and complete listing of all the Transferred Assets of the Seller hereunder as of such Purchase Date and the information contained therein with respect to the identity of such Transferred Assets and the amounts owing thereunder is true and correct in all material respects.
(o)
Set-Off, etc. No Transferred Assets of the Seller have been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Seller or by the obligor thereof, and no Transferred Assets are subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Transferred Assets or otherwise, by the Seller or by the obligor with respect thereto.

SECTION 4.2 Survival of Representations and Warranties by the Seller; Notice of Breach. The representations and warranties set forth in Section 4.1 shall survive (i) the Conveyance of the Transferred Assets to the Purchaser and (ii) the termination of the rights and obligations of the Purchaser and the Seller under this Agreement. Upon discovery by the Purchaser or the Seller of a breach of any of the foregoing representations and warranties in any material respect, the party discovering such breach shall give prompt written notice to the other parties.

ARTICLE V

COVENANTS

SECTION 5.1 Protection of Title of the Purchaser.

(a)
On or prior to the Purchase Date hereunder, the Seller shall take all steps necessary under all applicable law in order to Convey to the Purchaser the Transferred Assets being acquired by the Purchaser from the Seller on the Purchase Date to the Purchaser so that, upon the Conveyances of such Transferred Assets from the Seller to the Purchaser pursuant to the terms hereof on the Purchase Date, the Purchaser will have acquired good and marketable title to and a valid ownership interest in such Transferred Assets, free and clear of any lien. On or prior to the Purchase Date, the Seller shall take all steps required under applicable law in order for the Seller to grant to the Purchaser a first priority perfected security interest in the Transferred Assets being acquired by the Purchaser from the Seller on the Purchase Date.
(b)
The Seller shall direct any agent or administrative agent for any Loan of the Seller to remit all payments and collections with respect to such Loan and, if applicable, to direct the obligor with respect to such Loan to remit all such payments and collections with respect to such Loan directly to the Purchaser.

SECTION 5.2 Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, from the date hereof until the termination of this Agreement, unless the Purchaser otherwise consents in writing:

(a)
Compliance with Agreements, Laws, Etc. The Seller shall (i) duly observe and comply with all applicable laws relative to the conduct of its business or to its assets, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises, (iv) comply with its organizational documents and (v) obtain, maintain and keep in full force and effect all authorizations, approvals and consents which are necessary or appropriate to properly carry out (A) its business and (B) the transactions contemplated to be performed by it under this Agreement.
(b)
Preservation of Existence. The Seller will preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would reasonably be expected to have a material adverse effect with respect to the Seller.
(c)
Collections. To the extent the Seller (in its capacity as such) receives any collections with respect to the Transferred Assets of the Seller, the Seller shall transfer, or cause to be transferred, all such collections to the Purchaser by the close of business on the second business day following the date such collections are received and identified by the Seller.
(d)
Books and Records. The Seller shall keep proper books of record and account in which full and correct entries shall be made of all financial transactions with the Purchaser and the assets and business of the Seller related to its obligations under this Agreement or any Transferred Assets or assets proposed to be transferred, in each case, in accordance with GAAP, maintain and implement administrative and operating procedures necessary to fulfill its obligations hereunder, and keep and maintain all documents, books, records and other information necessary or reasonably advisable and relating to the Transferred Assets prior to their Conveyance hereunder for the collection of all Transferred Assets.
(e)
Accounting of Purchases. The Seller will not account for or treat the transactions contemplated hereby in any manner other than as a sale of the Transferred Assets by the Seller to the Purchaser including for tax purposes, where appropriate; provided that for U.S. federal income Tax reporting purposes, the Purchaser is treated as a "disregarded entity" for so long as it has a single equity owner and, therefore, the transfer of Transferred Assets by the Seller to the Purchaser hereunder will not be recognized for such purposes.
(f)
Taxes. The Seller will file all U.S. federal income Tax returns and all other material Tax returns which are required to be filed by it, and will pay all U.S. federal income taxes and all other material taxes shown to be due and payable on such returns, if any, or pursuant to any assessment received by the Seller other than any such taxes, assessments or charges that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established.
(g)
Sale Characterization. The Seller shall not make statements or disclosures, or treat the transactions contemplated by this Agreement (other than for tax (as appropriate) or accounting purposes) in any manner other than as a true sale, true participation or absolute assignment of the title to and sole record and beneficial ownership interest of the Loans (or, in the case of each Transferred Assets conveyed via a Participation, of a beneficial ownership interest therein).

ARTICLE VI

CONDITIONS PRECEDENT

The obligations of the Purchaser to pay the Purchase Price for the Transferred Assets sold on the Purchase Date, and the obligations of the Seller to sell the Transferred Assets on the Purchase Date, shall be subject to the satisfaction of the following conditions:

(a)
All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects (or if such representation and warranty is already qualified by the words "material", "materially" or "material adverse effect", then such representation and warranty shall be true and correct in all respects) on the Purchase Date;
(b)
The Seller shall not be in breach in any material respect of any obligations required to be performed by the provisions of this Agreement as of the Purchase Date; and
(c)
The Seller shall have (i) received all third-party consents required in connection with the assignment of the Transferred Assets and (ii) the applicable administrative agents shall have provided consent to the assignments of the Transferred Assets occurring on the Purchase Date, in each case, if required by the terms of such Transferred Assets, and upon the Conveyance of such Transferred Assets from the Seller to the Purchaser pursuant to the terms hereof, the Purchaser will have acquired good and marketable title to and a valid ownership interest in such Transferred Asset, free and clear of any lien.

ARTICLE VII

ADDITIONAL RIGHTS AND OBLIGATIONS IN

RESPECT OF THE TRANSFERRED ASSETS

(a)
The Seller hereby authorizes the Purchaser and/or its designees or assignees to take any and all steps in the Seller's name and on behalf of the Seller that the Purchaser and/or its designees or assignees determine are reasonably necessary or appropriate to collect all amounts due under any Transferred Assets of the Seller and to enforce or protect the Purchaser's rights under this Agreement, including endorsing the name of the Seller on checks and other instruments representing proceeds of such Transferred Assets and otherwise enforcing such Transferred Assets.
(b)
The Purchaser shall have no obligation to account for, replace, substitute or return any Transferred Assets to the Seller. The Purchaser shall have no obligation to account for or to return proceeds of any Transferred Assets, or any interest or other finance charge collected pursuant thereto, to the Seller, irrespective of whether such proceeds, interest or charges are in excess of the Purchase Price for such Transferred Asset.
(c)
The Purchaser shall have the right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with each Transferred Asset and all of the Purchaser's right, title and interest in, to and under this Agreement.
(d)
The Purchaser shall have the sole right to retain any gains or profits created by buying, selling or holding each Transferred Asset and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.1 Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Seller. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

SECTION 8.2 Governing Law: Submission to Jurisdiction.

(a)
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b)
Each party hereto irrevocably and unconditionally:
(i)
submits for itself and its property in any legal action or proceeding relating to this Agreement to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;
(ii)
consents that any such action or proceeding may be brought in any court described in Section 8.2(b)(i) and waives to the fullest extent permitted by applicable law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(iii)
agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 8.3 or at such other address as may be permitted thereunder; and
(iv)
agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

SECTION 8.3 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, electronic mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth below:

(a)
in the case of the Purchaser:

Jefferies Credit Partners BDC CLO II Ltd.

c/o Appleby Global Services (Cayman) Limited

Suite 210, 2nd Floor

Windward III, Regatta Office Park

Grand Cayman KY1 1106

Cayman Islands

Attention: The Directors

Telephone: +1 345 949-4900

Email: ags-ky-Structured-finance@global-ags.com

(b)
in the case of the Seller:

JCP BDC SPV I LLC

c/o Jefferies Finance LLC

520 Madison Avenue

New York, New York 10022

Attention: General Counsel

Email: aklepack@jefferies.com

Notices and communications by facsimile and e-mail shall be effective when sent, and notices and communications sent by other means shall be effective when received.

SECTION 8.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 8.5 Further Assurances.

(a)
The Seller agrees that at any time and from time to time, at its expense and upon reasonable request of the Purchaser, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to enable the Purchaser to exercise and enforce its rights and remedies under this Agreement with respect to any Loan.
(b)
The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments reasonably requested by the other party more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements or equivalent documents relating to the Transferred Assets for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

SECTION 8.6 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser or the Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

SECTION 8.7 Counterparts. This Agreement may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any signature (including, without limitation, any electronic signature (including any symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record)) hereto or to any other certificate, agreement or document related to the transactions contemplated by this Agreement, and any contract formation or record-keeping, in each case, through electronic means, including, without limitation, through e-mail or portable document format, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, supplement, restatement, extension or renewal of this Agreement. Any requirement in this Agreement that a document is to be signed or authenticated by "manual signature" or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by electronic transmission.

SECTION 8.8 Binding Effect; Assignability; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Purchaser or the Seller except as permitted by this Section 8.8.

SECTION 8.9 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.

SECTION 8.10 Non-Petition. The Seller hereby agrees not to institute against, or join, cooperate with or encourage any other person or entity in instituting against, the Purchaser any bankruptcy, reorganization, receivership, arrangement, insolvency, winding-up, restructuring, moratorium or liquidation proceeding or other proceeding under Cayman Islands law, U.S. federal or state bankruptcy or similar laws until at least one year and one day, or, if longer, the applicable preference period then in effect plus one day, after the date hereof. In addition, the Seller shall have no recourse for any amounts payable or any other obligations arising under this Agreement against any officer, member, director, shareholder, incorporator, employee, partner, affiliate or security holder of the Purchaser or any of its successors or assigns. The provisions of this Section 8.10 are a material inducement for the Purchaser to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The Purchaser may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, receivership, arrangement, winding-up, insolvency, restructuring, moratorium or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws or any similar laws.

SECTION 8.11 Waiver of Setoff.

(a)
The Seller's obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right the Seller might have against the Purchaser or any assignee of the Purchaser, all of which rights are hereby waived by the Seller.
(b)
The Purchaser shall have the right to set–off against the Seller any amounts to which each Seller may be entitled hereunder and to apply such amounts to any claims the Purchaser may have against the Seller from time to time under this Agreement. Upon any such set-off, the Purchaser shall give notice of the amount thereof and the reasons therefor to the Seller.

SECTION 8.12 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

JCP BDC SPV I LLC, as Seller

By:	/s/ Jason Kennedy
Name: Jason Kennedy
Title: President and Chief Executive Officer
of the Funds

JEFFERIES CREDIT PARTNERS BDC CLO II
LTD., as Purchaser

By:	/s/ Ashley Smith
Name: Ashley Smith
Title: Director

[Signature page to JCP BDC SPV Sale Agreement]